EXHIBIT 99.1

IMMEDIATE RELEASE

NEWS

October 18, 2004

NASDAQ-EVOL

EVOLVING SYSTEMS ACQUIRES TELECOM SOFTWARE ENTERPRISES, LLC

Deal Adds Industry-Leading Number Portability Testing and Service Assurance Solutions;

Evolving Systems Continues to Evaluate Additional Acquisition Candidates

ENGLEWOOD, Colorado — Evolving Systems, Inc. (NASDAQ-EVOL), a leading provider of innovative software solutions and services to the wireless, wireline and IP carrier market, today announced the acquisition of privately held Telecom Software Enterprises, LLC for $2.4 million in cash plus additional consideration payable upon the achievement of certain performance incentives. With offices in Greenwood Village, Colorado, Telecom Software is a provider of wireless and local number portability (LNP) testing and service assurance products.

“By acquiring Telecom Software, a recognized LNP testing and service assurance leader with a strong and complementary customer base, we enhance our ability to deliver profitable growth,” said Stephen Gartside, president and chief executive officer of Evolving Systems. “The acquisition is anticipated to add approximately $2.5 million per year in revenue and contribute positively to our bottom line.  We view this as a tactical acquisition that demonstrates our continued investment in the LNP market — an area where we have an acknowledged leadership position.

“A key element of Evolving Systems’ strategy is to increase revenue and earnings through targeted acquisitions.  In the case of Telecom Software we have expanded our customer base and extended the set of solutions we offer our LNP customers,” Gartside added. “We continue to aggressively pursue other strategic acquisition opportunities outside the LNP market.”

“By joining Evolving Systems we immediately and dramatically enhance the scope of Telecom Software’s sales, support and development resources,” said Peter McGuire, president of Telecom Software. “We are confident the addition and integration of our LNP products with those of Evolving Systems will be a winning combination for our customers.”  Telecom Software has installed its VeriPort™ and Verify™ products at many of the leading wireless and wireline carriers in North America.

Q Advisors LLC, based in Denver, Colorado, acted as exclusive financial advisor to Evolving Systems in connection with the transaction.

About Evolving Systems

Evolving Systems, Inc. (NASDAQ: EVOL) enables wireline, wireless and IP customers by providing innovative software solutions and services.  Founded in 1985, the Company provides local number portability, number inventory, network mediation and service assurance solutions to some of the largest telecommunication service providers in North America. Evolving Systems is headquartered in Englewood, CO with development centers in Columbus, OH and Bangalore, India.  For more information, http://www.evolving.com

About Telecom Software

Telecom Software is the leading provider of Number Portability Service Assurance and application monitoring solutions. The company provides software solutions and services for implementing and maintaining Number Portability Infrastructure. Telecom Software is headquartered in Greenwood Village, CO. (www.telecomse.com)

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  The forward-looking statements in this document include statements about future financial and operating results and the impact of the Company’s acquisition of Telecom Software Enterprises, LLC. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these forward-looking statements. Actual results could vary materially from these expectations. The following factors, among others, could cause actual results to differ materially from those described in this press release: the risk that the Company’s and Telecom Software’s businesses will not be integrated successfully; the costs related to the acquisition; and other economic, business, competitive and/or regulatory factors affecting Evolving Systems’ and Telecom Software’s business generally.

For a more extensive discussion of the Company’s business, please refer to the Company’s Form 10-K filed with the SEC on March 24, 2004 as well as subsequently filed Form 10-Q and 8-K reports.

CONTACTS:

Investor Relations	Public Relations
Jay Pfeiffer	Dan La Russo
Pfeiffer High Public Relations, Inc.	Ogilvy Public Relations Worldwide
303.393.7044	212.880.5315
jay@pfeifferhigh.com	dan.larusso@ogilvypr.com